                                                                     EXHIBIT 4.1

================================================================================


                         SECURITIES PURCHASE AGREEMENT


                                     Among


                                 BANCTEC, INC.

                                      and

                           THE SEVERAL PERSONS NAMED
                             IN SCHEDULE I HERETO



                        Dated as of September 22, 2000


================================================================================

                                TABLE OF CONTENTS
                                                                            Page

I    PURCHASE AND SALE OF SECURITIES.........................................  1

     SECTION 1.01.  Issuance and Sale of the Series A Shares and Warrants
                    to the Purchasers........................................  1
     SECTION 1.02.  Closing Date.............................................  1

II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................  2

     SECTION 2.01.  Organization and Qualification...........................  2
     SECTION 2.02.  Authorization of Agreements, Etc.........................  2
     SECTION 2.03.  Validity.................................................  3
     SECTION 2.04.  Governmental Approvals...................................  3
     SECTION 2.05.  Brokers..................................................  3

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................  3

     SECTION 3.01.  Authorization............................................  3
     SECTION 3.02.  Validity.................................................  4
     SECTION 3.03.  Investment Representations...............................  4
     SECTION 3.04.  Governmental Approvals...................................  5
     SECTION 3.05.  Brokers..................................................  5

IV.  COVENANTS...............................................................  5

     SECTION 4.01.  Conduct of the Company's Business........................  5
     SECTION 4.02.  Further Assurances.......................................  6

V.   CONDITIONS PRECEDENT....................................................  6

     SECTION 5.01.  Conditions Precedent to the Obligations of the Purchasers  6
     SECTION 5.02.  Conditions Precedent to the Obligations of the Company...  7

VI.  TERMINATION.............................................................  8

     SECTION 6.01.  Termination by the Parties...............................  8
     SECTION 6.02.  Effect of Termination....................................  8

VII. MISCELLANEOUS...........................................................  9

     SECTION 7.01.  Survival of Agreements...................................  9
     SECTION 7.02.  Parties in Interest; Assignment..........................  9
     SECTION 7.03.  Notices..................................................  9
     SECTION 7.04.  Entire Agreement......................................... 10
     SECTION 7.05.  Counterparts............................................. 10
     SECTION 7.06.  Headings................................................. 10

     SECTION 7.07.  Severability............................................. 10
     SECTION 7.08.  No Third Party Beneficiaries............................. 10
     SECTION 7.09.  Specific Performance..................................... 10
     SECTION 7.10.  Governing Law............................................ 10

Exhibit      Description
-------      -----------

 A Form of Certificate of Designations, Preferences and Rights of the Series A Preferred Stock

 B           Form of Warrant


Schedule     Description
--------     -----------

 I           Purchasers

               SECURITIES PURCHASE AGREEMENT, dated as of September 22, 2000, among BANCTEC, INC., a Delaware corporation (the "Company") and the several persons named in Schedule I hereto (each a "Purchaser" and collectively the "Purchasers").

          WHEREAS, the Company desires to sell to the Purchasers, and such Purchasers desire to purchase from the Company, on the terms and subject to the conditions set forth herein (i) an aggregate of 100,000 shares (the "Series A Shares") of Series A Preferred Stock, par value $.01 per share, of the Company ("Preferred Stock"), having the terms set forth in the Certificate of Designations, Preferences and Rights attached as Exhibit A hereto, and (ii) warrants entitling the Purchasers to subscribe for an aggregate of 750,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), in the form attached as Exhibit B hereto (the "Warrants" and, together with the Series A Shares, the "Securities").

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                 I.

                        PURCHASE AND SALE OF SECURITIES

          SECTION 1.01.  Issuance and Sale of the Series A Shares and Warrants
                         -----------------------------------------------------
to the Purchasers.
-----------------

          (a) Subject to the terms and conditions set forth herein, on the Closing Date (as hereinafter defined) the Company shall issue, sell and deliver to the Purchasers, and each such Purchaser, acting severally and not jointly, shall purchase from the Company, (i) the number of Series A Shares set forth opposite the name of such Purchaser on Schedule I and (ii) warrants to subscribe for the number of shares of Common Stock set forth opposite the name of such Purchaser on Schedule I. On the Closing Date, the Company shall (i) issue a certificate or certificates in definitive form, registered in the name of each Purchaser, representing the number of Series A Shares purchased by such Purchaser, and (ii) execute and deliver the Warrant.

          (b) As payment in full for the Securities being purchased by it hereunder, and against delivery of the certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser, acting severally and not jointly, shall transfer, by wire transfer of immediately available funds to an account designated by the Company, the amount set forth opposite the name of such Purchaser on Schedule I under the heading "Aggregate Purchase Price."

          SECTION 1.02.  Closing Date.  The transfer, sale and delivery of the
                         ------------
Securities contemplated by Section 1.01 and 1.02 hereof (the "Closing") shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, as soon as practicable after the satisfaction or waiver of each of the conditions to the obligations of the parties set forth in Article V hereof, or at such date and time as may be mutually agreed upon among the parties hereto (such date and time of the Closing being herein called the "Closing Date").


                                 II.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Purchasers as follows:

          SECTION 2.01.  Organization and Qualification.  The Company is a
                         ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the properties, assets, financial condition, prospects, operating results or business of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (a) On the date hereof, the authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, (ii) 2,000,000 shares of Class A Common Stock, and (iii) 1,000,000 shares of Preferred Stock. As of the Closing Date, the outstanding capital stock of the Company will consist of (i) 18,185,784 shares of Common Stock, (ii) 1,181,946 shares of Class A Common Stock, and (iii) 100,000 shares of the Series A Shares, which will have the rights and other terms set forth in the Certificate of Designations, Preferences and Rights attached hereto as Exhibit B.

          (b) Except as set forth in paragraph (a) above and pursuant to the Stockholders Agreement (the "Stockholders Agreement"), dated as of July 22, 1999, by and among the Company and the other signatories thereto, immediately after the Closing the Company will have outstanding no shares of capital stock or securities convertible into or exchange or exercisable for capital stock, or any rights or options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any capital stock or securities convertible into or exchangeable or exercisable for capital stock. Immediately after the Closing, the Company will not be subject to any obligations (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock or securities, rights, options or other instruments of the type described in the preceding sentence.

          SECTION 2.02.  Authorization of Agreements, Etc.
                         --------------------------------

          (a) Each of (i) the execution and delivery by the Company of this Agreement (ii) the performance by the Company of its obligations hereunder and thereunder; (iii) the issuance, sale and delivery by the Company of the Series A Shares; (iv) the issuance, sale and delivery by the Company of the Warrant; and
(v) the performance by the Company of the transactions contemplated hereby has been duly authorized by all requisite corporate action and will not (x) violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound; (y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument; or (z) result in the creation or imposition of any lien, charge, encumbrance, security interest or other similar claim (any of the foregoing, a "Claim") in favor of any third person upon any of the assets of the Company or any of the Shares.

          (b) The Securities have been duly authorized by the Company and, when sold and paid for in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free of all Claims. Except as set forth in the Stockholders Agreement, the issuance, sale and delivery of the Securities to the Purchasers hereunder are not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

          SECTION 2.03.  Validity.  This Agreement has been duly executed and
                         --------
delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Warrant, when executed and delivered by the Company as provided in this Agreement, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          SECTION 2.04.  Governmental Approvals.  Assuming the accuracy of the
                         ----------------------
representations and warranties of the Purchasers set forth in Article III hereof, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary by the Company for the valid execution, delivery and performance of this Agreement, the issuance, sale and delivery by the Company of the Securities or the consummation of the transactions contemplated hereby.

          SECTION 2.05.  Brokers  All negotiations relative to this Agreement
                         -------
and the transactions contemplated hereby have been carried on without the intervention of any person on behalf of the Company in such manner as to give rise to any valid claim by such person against the Purchasers for a finder's fee, brokerage commission or similar payment.


                                 III.

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

          Each Purchaser, severally and not jointly, represents and warrants to the Company and to the other Purchasers as follows:

          SECTION 3.01.  Authorization.  The execution, delivery and performance
                         -------------
by such Purchaser of this Agreement, and the purchase and receipt by such Purchaser of the

Securities being acquired by it hereunder, have been duly authorized by all requisite action on the part of such Purchaser, and will not (x) violate any provision of law, any order of any court or other agency of government, the charter or other governing documents of such Purchaser, or any provision of any indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound; (y) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument; or (z) result in any Claim upon any of the properties or assets of such Purchaser.

          SECTION 3.02.  Validity.  This Agreement has been duly executed and
                         --------
delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

          SECTION 3.03.  Investment Representations.  For purposes of this
                         --------------------------
Section 3.03, the term "such Purchaser" shall be deemed to include such Purchaser and its partners, in the case of a Purchaser that is a limited partnership that has been formed solely for the purpose of purchasing the Securities.

          (a) Such Purchaser is acquiring the Securities being purchased by such Purchaser hereunder for such Purchaser's own account, for investment, and not with a view toward the resale or distribution thereof.

          (b) Such Purchaser understands that he, she or it, as the case may be, must bear the economic risk of such Purchaser's investment for an indefinite period of time because the Securities are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser also understands that, except as provided in the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of July 22, 1999, among the Company and the other parties signatory thereto, it is not contemplated that any registration will be made under the Securities Act or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Securities. Such Purchaser agrees not to pledge, transfer, convey or otherwise dispose of any of the Securities (including any shares of Common Stock to which such Purchaser is entitled to purchase pursuant to the Warrant), except in a transaction that (A) is permitted under the Stockholders Agreement and (B) is the subject of either
(i) an effective registration statement under the Securities Act and any applicable state securities laws, or (ii) an applicable exemption from the Securities Act and any applicable state securities laws as confirmed, if reasonably requested by the Company, by an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Company), it being intended that the agreements with respect to the Securities contained in this sentence shall be construed consistently with the provisions relating to the same subject matter contained in the Registration Rights Agreement (provided that the provisions of the Registration Rights Agreement shall govern in the event of any conflict with the terms of this sentence).

          (c) Such Purchaser has the ability to bear the economic risks of the investment in the Securities being purchased hereunder for an indefinite period of time. Such Purchaser further acknowledges that he, she or it, as the case may be, has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

          (d) Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of its investment in the Securities. Such Purchaser further represents that he, she or it, as the case may be, is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act with respect to its purchase of the Securities.

          (e) If such Purchaser is a limited partnership or limited liability company, such Purchaser represents that it has been organized and is existing as a limited partnership or limited liability company under the laws of its jurisdiction of organization.

          SECTION 3.04.  Governmental Approvals.  No registration or filing
                         ----------------------
with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary by any Purchaser for the valid execution, delivery and performance of this Agreement.

          SECTION 3.05.  Brokers.  All negotiations relative to this Agreement
                         -------
and the transactions contemplated hereby have been carried on by such Purchaser without the intervention of any person on behalf of such Purchaser in such manner as to give rise to any valid claim by such person against the Company or the other Purchasers for a finder's fee, brokerage commission or similar payment.


                                      IV.

                                   COVENANTS

          SECTION 4.01.  Conduct of the Company's Business.  The Company agrees
                         ---------------------------------
that, between the date hereof and the Closing Date, it shall not (i) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of, or securities convertible or exchangeable for, or any options, warrants or rights of any kind to acquire any shares of, its capital stock of any class, except as provided herein; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof (except an existing wholly-owned subsidiary) or any material amount of assets; (iii) incur or guarantee any indebtedness for borrowed money or refinance any such indebtedness or issue or sell any debt securities; (iv) enter into or modify any material contract, lease, agreement or commitment, or permit or perform any act that would cause a material breach of any such contract, lease, agreement or commitment; (v) make any loans, advances or capital contributions to or investments in, any other person; or (vi) violate or fail to perform in any material respect any obligation imposed upon the Company or any of its subsidiaries by any applicable laws, orders, decrees, ordinances, government rules or regulations.

          SECTION 4.02.  Further Assurances.  Subject to the terms and
                         ------------------
conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, using all reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. Without limiting the foregoing, between the date hereof and the Closing Date the Company shall take such actions as may be necessary to increase its authorized but unissued capital stock to allow it to issue the Warrant.


                                      V.

                             CONDITIONS PRECEDENT

          SECTION 5.01.  Conditions Precedent to the Obligations of the
                         ----------------------------------------------
Purchasers.  The obligations of each Purchaser hereunder are subject to the
----------
satisfaction or waiver by such Purchaser, on or before the Closing Date, of the following conditions:

          (a) Representations and Warranties to Be True and Correct.  The
              -----------------------------------------------------
representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date, and the Company shall have so certified to the Purchasers in writing.

          (b) Performance.  The Company shall have performed and complied in all
              -----------
material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date, and the Company shall have so certified to the Purchasers in writing.

          (c) Amendment to Credit Agreement.  The Third Amendment dated as of
              -----------------------------
September 15, 2000, to the Credit Agreement dated as of July 22, 1999, between BancTec, Inc., the lenders party thereto, The Chase Manhattan Bank, as administrative agent, and ABN AMRO Bank N.V., as co-agent, shall have been executed and delivered by the parties thereto and shall have become effective in accordance with its terms.

          (d) All Proceedings to Be Satisfactory.  All corporate and other
              ----------------------------------
proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby shall have been taken or obtained by the Company and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel.

          (e) Supporting Documents.  On or prior to the Closing Date the
              --------------------
Purchasers and their counsel shall have received copies of the following supporting documents:

          (i) copies of (1) the Certificate of Incorporation of the Company and all amendments thereto (including the Certificate of Designations, Preferences and Rights of the Preferred Stock), certified as of a recent date by the Secretary of State of the State of Delaware, and (2) a certificate of said Secretary, dated as of a recent date, as to the due incorporation and good standing of the Company, and listing all documents relating to the Company on file with said official; and

          (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance, sale and delivery of the Securities, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(2) above; and (4) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the stock certificates representing the Preferred Stock, the Warrant and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

     All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

          (f) Legal Proceedings.  No preliminary or permanent injunction or
              -----------------
other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

          SECTION 5.02.  Conditions Precedent to the Obligations of the Company.
                         ------------------------------------------------------
The obligations of the Company hereunder are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

          (a) Representations and Warranties to Be True and Correct.  The
              -----------------------------------------------------
representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

          (b) Performance.  The Purchasers shall have performed and complied in
              -----------
all material respects with all agreements and conditions contained herein required to be performed or complied with by them prior to or on the Closing Date.

          (c) All Proceedings to Be Satisfactory.  All proceedings to be taken
              ----------------------------------
by the Purchasers and all waivers and consents to be obtained by the Purchasers in connection with the transactions contemplated hereby shall have been taken or obtained by the Purchasers and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.

          (d) Legal Proceedings.  No preliminary or permanent injunction or
              -----------------
other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any governmental, regulatory or administrative agency or authority, or national securities exchange shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.


                                      VI.

                                  TERMINATION

          SECTION 6.01.  Termination by the Parties.  This Agreement may be
                         --------------------------
terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

          (a) by mutual consent of the Purchasers and the Company; or

          (b) by the Company or by a majority in interest of the Purchasers (determined on the basis of amounts to be invested in the Company pursuant to this Agreement), if the transactions contemplated hereby have not been consummated before October 31, 2000, unless the failure to consummate such transactions results from a breach of any representation, warranty or covenant of the party seeking to terminate this Agreement;

provided that the provisions of Article VII shall survive any such termination.
--------

          SECTION 6.02.  Effect of Termination.  In the event of the termination
                         ---------------------
of this Agreement and the abandonment of the transactions contemplated hereby pursuant to this Article VI, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to any other party hereto, except that nothing shall relieve any party from liability for any breach of this Agreement.

                                      VII.

                                 MISCELLANEOUS

          SECTION 7.01.  Survival of Agreements.  All covenants, agreements,
                         ----------------------
representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities pursuant hereto, notwithstanding any investigation made at any time by or on behalf of any party hereto. All statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

          SECTION 7.02.  Parties in Interest; Assignment.  Subject to Section
                         -------------------------------
3.03(b), all covenants and agreements contained in this Agreement by or on behalf of any party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto whether so expressed or not, provided that this Agreement shall not be assigned by operation of law or otherwise without the consent of the other parties.

          SECTION 7.03.  Notices.  Any notice or other communications required
                         -------
or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, by nationally recognized overnight courier, or by telecopy addressed to such party at the address or telecopy number set forth below or such other address or telecopy number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

     if to the Company, to:

          BancTec, Inc.
          2701 East Grauwyler Road
          Irving, TX  75061
          Attention: President
          Facsimile: (972) 579-6448

     with a copy to:

          Reboul, MacMurray, Hewitt, Maynard & Kristol
          45 Rockefeller Plaza
          New York, New York  10111
          Telecopy Number:  (212) 841-5725
          Attention: Steven Rutkovsky, Esq.;

     if to any Purchaser, to it at its address set forth on Schedule I;

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing,

(c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of telecopy, when received.

          SECTION 7.04.  Entire Agreement.  This Agreement (including the
                         ----------------
Schedules and Exhibits hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and may not be amended or modified except in a writing signed by the Company and a majority in interest (determined on the basis of amounts to be invested in the Company pursuant to this Agreement) of the Purchasers. Any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought.

          SECTION 7.05.  Counterparts.  This Agreement may be executed in two or
                         ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          SECTION 7.06.  Headings.  Headings and section reference numbers in
                         --------
this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          SECTION 7.07.  Severability.  In the event that any one or more of the
                         ------------
provisions set forth herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

          SECTION 7.08.  No Third Party Beneficiaries.  This Agreement is not
                         ----------------------------
intended to confer any rights or remedies upon any person other than the parties hereto.

          SECTION 7.09.  Specific Performance.  Each party hereto agrees that a
                         --------------------
remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

          SECTION 7.10.  Governing Law.  This Agreement shall be governed by and
                         -------------
construed in accordance with the laws of the State of Delaware.

          IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                         BANCTEC, INC.



                         By /s/John D. Staedke
                           --------------------------------------------
                         Name:  John D. Staedke
                         Title:  President and Chief Executive Officer


                         WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
                         By WCAS VIII Associates, L.L.C., General Partner


                         By /s/Jonathan Rather
                           --------------------------------------------
                         Name:  Jonathan Rather
                         Title:   Managing Member


                         WCAS CAPITAL PARTNERS III, L.P.
                         By WCAS CP III Associates, L.L.C., General Partner


                         By /s/Jonathan Rather
                           --------------------------------------------
                         Name:  Jonathan Rather
                         Title:   Managing Member


                         WCAS INFORMATION PARTNERS, L.P.


                         By /s/Jonathan Rather
                           --------------------------------------------
                         Name:  Jonathan Rather
                         Title:  Attorney-In-Fact

                         Patrick J. Welsh
                         Russell L. Carson
                         Bruce K. Anderson
                         Andrew M. Paul
                         Thomas E. McInerney
                         Laura M. VanBuren
                         Robert A. Minicucci
                         Anthony J. de Nicola
                         Paul B. Queally
                         Jonathan Rather
                         Lawrence B. Sorrel
                         Priscilla A. Newman
                         Rudolph E. Rupert
                         D. Scott Mackesy


                         By /s/Jonathan Rather
                           --------------------------------------------
                              Jonathan Rather
                              Individually and
                              as Attorney-in-Fact



                         /s/Jonathan Rather
                         ----------------------------------------------
                              John Almeida    Jonathan Rather
                                              Attorney-In-Fact


                         /s/Jonathan Rather
                         ----------------------------------------------
                              Sean Traynor    Jonathan Rather
                                              Attorney-In-Fact

                                   SCHEDULE I

                                   PURCHASERS
                                   ----------


                                                    Number of              Number of             Aggregate
                                                     Series A              Shares of              Purchase
Name and Address of Purchaser                         Shares             Common Stock              Price
---------------------------------------------    --------------      -------------------      --------------
Welsh, Carson, Anderson & Stowe VIII, L.P.               94,880                  735,600          14,232,000
WCAS Information Partners, L.P.                             373                    1,050              55,950
Patrick J. Welsh                                            834                    2,340             125,100
Russell L. Carson                                           834                    2,340             125,100
Bruce K. Anderson                                           834                    2,340             125,100
Andrew M. Paul                                              633                    1,780              94,950
Thomas E. McInerney                                         833                    2,340             124,950
Robert A. Minicucci                                         373                    1,050              55,950
Anthony J. de Nicola                                         93                      260              13,950
Paul B. Queally                                              73                      210              10,950
Lawrence B. Sorrel                                           73                      210              10,950
Rudolph E. Rupert                                            53                      160               7,950
D. Scott Mackesy                                             40                      100               6,000
Priscilla A. Newman                                          27                       70               4,050
Laura M. VanBuren                                             7                       30               1,050
Sean Traynor                                                  7                       30               1,050
John Almeida                                                 13                       40               1,950
Jonathan Rather                                              20                       50               3,000
---------------------------------------------    --------------      -------------------      --------------

Total                                                   100,000                  750,000         $15,000,000

c/o Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, New York 10022
Telecopy: (212) 893-9563
Attention: Robert A. Minicucci

 Exhibit A - Form of Certificate of Designations, Preferences and Rights of the
                            Series A Preferred Stock

                 Exhibit B - Form of Stock Subscription Warrant